EXHIBIT 23(a)








INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Cavalier Homes, Inc. on Form S-3 of our report dated March 1, 1996 (March 14, 1996 as to the amendment to the Credit Facility described in Note 5), appearing in the Annual Report on Form 10-K of Cavalier Homes, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

December 19, 1996